SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

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|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as Permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|X| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              QUANTA SERVICES, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                EXPLANATORY NOTE

                  Quanta Services, Inc., a Delaware corporation ("Quanta Services"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on May 14, 2002 in connection with the solicitation of proxies for electing the board of directors of Quanta Services at the 2002 annual meeting of Quanta Services' stockholders.

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[QUANTA SERVICES, INC. LOGO]                                       PRESS RELEASE


FOR IMMEDIATE RELEASE

Contacts:
James Haddox, CFO             Jonathan Gasthalter            Ken Dennard / kdennard@easterly.com
Reba Reid                     Judy Brennan                   Lisa Elliott / lisae@easterly.com
Quanta Services, Inc.         Citigate Sard Verbinnen        Easterly Investor Relations
713-629-7600                  212-687-8080                   713-529-6600



                      QUANTA SAYS AQUILA CONTINUES ATTEMPTS
                             TO MISLEAD STOCKHOLDERS

HOUSTON - MAY 13, 2002 - Quanta Services, Inc. (NYSE:PWR), a leading provider of specialized contracting services to the electric power, gas, telecommunications and cable television industries, said today that Aquila (NYSE:ILA) is continuing in its attempt to mislead investors via press release and take control of Quanta without offering stockholders appropriate benefits or protections.

Said John R. Colson, chief executive officer of Quanta, "The Delaware Chancery Court rejected Aquila's application for a preliminary injunction against the voting of the shares in Quanta's Stock Employee Compensation Trust ("SECT"). We are pleased that the injunction was denied. Aquila's comments give the false impression that Aquila won its motion. It did not. While it appears that the SECT likely will be litigated should Quanta win the proxy fight, it is important to remember that the decision on the legality of the SECT is based `on ...the record before [the Vice Chancellor] at this preliminary stage.' We are confident that, when the full record of the Board's careful deliberations about the SECT and reasons for adopting it are put before the Court, the SECT will be upheld."

Colson continued, "We believe that the Vice Chancellor's recognition that 'Aquila sought this relationship not to change the direction or management of Quanta, but instead for its [Aquila's] financial and tax benefits' will resonate with our stockholders. It belies Aquila's self-serving criticism of our performance. The Court also noted that Aquila had proposed a plan that would 'increase Aquila's ownership of Quanta without spending any of Aquila's money.' Again, this is what our board has been saying all along. We remain committed to fighting to ensure that all of our stockholders are treated fairly."

Noting that the Quanta Board believes Aquila's presence and actions have actually undermined stockholder value, Colson concluded: "Should our board win the proxy fight against Aquila, we will aggressively pursue all potential means of generating real value for all stockholders. Aquila on the other hand has failed to offer anything but vague proposals that it may not have the ability to carry out. Furthermore, Aquila's implicit threat regarding continued attempts to take creeping control of Quanta, should they lose the fight, only underscores Aquila's historically dismissive attitude towards minority investors. We urge stockholders to resist Aquila's bullying tactics and vote the white proxy card in support of Quanta's Board."

Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for electric power, gas, telecommunications and cable television industries. The company's comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.

IMPORTANT INFORMATION

Quanta Services, Inc. has filed a proxy statement with the Securities and Exchange Commission relating to Quanta's solicitation of proxies from its stockholders with respect to the Quanta Services, Inc. 2002 annual meeting of stockholders. QUANTA SERVICES, INC. ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT IN ITS ENTIRETY, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Quanta's proxy statement and other relevant documents are available for free at www.sec.gov. You may also obtain a free copy of Quanta's proxy statement by writing to Quanta Services, Inc. at 1360 Post Oak Boulevard, Suite 2100, Houston, Texas 77056 or by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Quanta's stockholders is available in the proxy statement filed by Quanta with the SEC.

This letter contains various forward-looking statements and information, including management's expectations regarding the future performance of Quanta. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions including, among other matters, future growth in the electric utility and telecommunications outsourcing industry and the ability of Quanta to complete acquisitions and to effectively integrate the operations of acquired companies, and uncertainties relating to Aquila's hostile proxy fight for the Company, as well as general risks related to the industries in which Quanta, its customers and its suppliers operate. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. For a discussion of the risks, investors are urged to refer to the Company's reports filed under the Securities Exchange Act of 1934, as amended.

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